SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2004

AMERICAN BIO MEDICA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY		12106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 227-1243

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      Departure of Directors or Principals; Election of Directors; Appointment of Principal Officers

On August 10, 2004, PricewaterhouseCoopers LLP (“PwC”) resigned as the Registrant’s independent registered public accounting firm. On September 22, 2004, the Registrant’s Board of Directors re-appointed Stan Cipkowski as its Chief Executive Officer. Mr. Cipkowski resigned as the Registrant’s Chief Executive Officer in January 2001. From January 2001 through July 2003, Mr. Cipkowski served as an Executive Vice President of the Registrant. Mr. Cipkowski remained an employee of the Registrant after his resignation as Executive Vice President. Mr. Cipkowski also continues to serve as a member of the Registrant’s Board of Directors.

As disclosed in the Registrant’s Proxy Statement filed with the U.S. Securities Exchange Commission filed on May 12, 2004, during fiscal 1999, 2000 and the first quarter of fiscal 2001, the Company advanced funds to Mr. Cipkowski. Mr. Cipkowski was the Company’s Chairman of the Board and Chief Executive Officer until January 2001 and an Executive Vice President of the Company until July 2003. These advances were partially evidenced by a note and beared interest at the rate of 11.5% per annum. The loan was payable on demand. Each quarter, interest accrued on the loan was added to the outstanding principal balance of the loan. Mr. Cipkowski pledged 1,000,000 of the Company's common shares to the Company as collateral. On November 30, 2000, the Company's Board of Directors and Mr. Cipkowski agreed to a structured repayment of this loan through the regular periodic redemption by the Company of common shares owned by Mr. Cipkowski. Under the program, Mr. Cipkowski redeemed at least 25,000 common shares, after the release of financial results each quarter, with the value determined by the closing price of the common shares on the second business day following the release of the quarterly or annual financial results. Mr. Cipkowski also retained the right to redeem a greater number of common shares each quarter. In October 2002, the Board of Directors agreed to accept 200,000 shares of stock from Mr. Cipkowski in full satisfaction of the then outstanding loan balance of $248,000. The closing stock price on the date of surrender was $1.03 resulting in the forgiveness of accrued interest totaling $42,000, including $30,000 in 2002 and $12,000 from prior periods. During the fiscal 2002 the Company sold 175,000 treasury shares for $235,000. The remaining 225,000 shares surrendered were sold in fiscal 2003 for $280,000. The Company does not intend to make any additional loans to Mr. Cipkowski.

A copy of the press release announcing Mr. Cipkowski’s appointment as Chief Executive Officer is attached to this report.

ITEM 8.01.	Other Events

On September 22, 2004, the Registrant’s Board of Directors appointed Edmund M. Jaskiewicz as Chairman of the Board of Directors.

A copy of the press release announcing Mr. Jaskiewicz’s appointment as Chairman of the Board is attached to this report.

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On September 22, 2004, the Registrant’s Board of Directors appointed Carl A. Florio to its Audit, Compensation and Nominating Committees. Mr. Florio joined the Board of Directors in August 2004. Mr. Florio replaces Directors Daniel Kollin on the Audit Committee, Anthony G. Costantino, Ph.D. on the Compensation Committee and Richard Koskey on the Nominating Committee. The Audit, Compensation and Nominating Committees are each comprised solely of independent directors.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

c)	Exhibit

          The following exhibit is filed with this Report on Form 8-K

99.1    Registrant’s Press Release dated September 27, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Date: September 27, 2004	By:	/s/ Keith E. Palmer
Keith E. Palmer
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description	Page No.

99.1	Registrant’s Press Release dated September 27, 2004.	6

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